SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 9, 2004

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2801 Highway 280 SouthBirmingham,
Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events. ------------

The parent of Protective Life Insurance Company, Protective Life Corporation ("PLC"), announced today a reduction of workforce impacting 87 employees, effective at the end of the year. The estimated cost to PLC associated with the reduction of work force is approximately $1.5 million after income tax. The action was taken to eliminate redundancies and realize efficiencies and to maintain a competitive position in the face of rising reinsurance rates, potential changes in the regulatory environment that could impact product sales, and a generally competitive marketplace.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

By: /s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer
(Duly Authorized Officer)
Date: December 9, 2004